UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

CITIZENS FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-13222	23-2265045
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15 South Main Street, Mansfield, Pennsylvania	16933
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (570) 662-2121

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.                          Other Events.

On July 27, 2017, First Citizens Community Bank ("FCCB"), the wholly-owned subsidiary of Citizens Financial Services, Inc., and S&T Bank ("S&T"), the wholly-owned subsidiary of S&T Bancorp, Inc., executed a definitive purchase and assumption agreement (the "Agreement"), providing for the acquisition by FCCB of S&T's branch office located in State College, Pennsylvania.  In accordance with the Agreement, FCCB will assume customer deposits, and certain other liabilities, and purchase performing loans, and certain other assets, associated with the office from S&T.  The transaction is expected to close in the fourth quarter of 2017, subject to regulatory approval and other customary closing conditions.  On August 1, 2017, FCCB and S&T issued a joint press release announcing the execution of the Agreement, a copy of which is attached as an exhibit hereto and is incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits.

(d)            Exhibits.

Number                          Description

99.1                          Joint Press Release dated August 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Citizens Financial Services, Inc.

Date: August 1, 2017	By:	/s/ Randall E. Black
Randall E. Black
CEO & President